UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 1, 2006

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On February 1, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Journal Communications, Inc. (the “Company”) approved the payment of long-term incentive awards for the 2003-2005 performance period to certain of the Company’s executive officers under the Company’s previous form of Executive Management Incentive Plan (the “Plan”). The financial goals for the 2003-2005 performance period consisted of the sum of three years pre-tax earnings for the individual subsidiaries of the Company and the sum of three years net earnings for the Company. The Committee adjusted the calculation of the net earnings for the Company to account for certain extraordinary occurrences and transactions during the three-year performance cycle, including the sale of certain real property, the acquisition of the Green Bay television station, the sale of NorthStar Print Group, Inc., the impacts of Hurricane Katrina and the related shut-down of the Dixie Web print facility and the acquisition of the three television stations from Emmis Communications Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 3, 2006	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel